EXHIBIT 99.1

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made and entered into as of the First day of August, 2006 (the “Effective Date”) by and between RF Industries, Ltd., a Nevada corporation (the “Company”), and Victor Powers (the “Consultant”).

WITNESSETH:

WHEREAS, the Company desires to retain the Consultant and the Consultant desires to be retained by the Company, all pursuant to the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

1.
Retention of Consultant. The Company agrees and does hereby retain the Consultant pursuant to the terms set forth herein. The Consultant does hereby accept such retention, subject to and upon the terms and conditions hereinafter set forth.

2.
Duties of Consultant. The Company hereby retains the Consultant to perform the following consulting services for the Company: a) provide services to the Company that normally are provided by a Chief Financial Officer of a public company, as described in Appendix A, b) act as the corporate secretary of the Company, and c) provide such other financial and administrative services related to the foregoing and as further described on Appendix A as the Company may, from time to time, request.

3.	Compensation. In consideration for the services to be performed by the Consultant as provided herein, the Company agrees to and shall pay the Consultant compensation as follow:

The Consultant shall receive a fee of $75 per hour with a minimum of 120 hours of services to be provided during each consecutive 60-day period

4.
Status of Consultant as an Independent Contractor. The Consultant is retained only for the purposes and to the extent set forth herein, and the Consultant’s relationship to the Company during the term of this Agreement shall be that of an independent contractor, and nothing in this Agreement shall be construed as equating Consultant as an employee of the Company. The Consultant recognizes that no amount will be withheld from his compensation for payment of any federal, state, or local taxes, and that the Consultant has sole responsibility to pay such taxes, if any, and to file such returns as shall be require by applicable laws and regulations. Consultant is not entitled to any medical coverage, life insurance, participation in the Company’s savings plan, or other benefits afforded to the Company’s regular employees. Consultant has no power or authority to act for, represent, or bind the Company or any company affiliated with the Company in any manner. Further, nothing herein shall be construed as establishing a joint venture or partnership between the Consultant and the Company.

5.
Termination of Agreement. Each of the parties hereto shall have the right to terminate this Agreement by giving the other party five (5) days prior written notice. Upon termination, the Consultant will be paid a for all unpaid services provided through the date of termination. Upon termination, Section 6 “Confidentiality” will remain in full force and effect for a three year period.

6.
Confidentiality. By acceptance hereof, the Consultant expressly acknowledges that the list of the Company’s customers, its trade secrets, know-how, data, marketing techniques, business plans, products, technologies, intellectual properties, trademark and other confidential information pertaining to the operations and business and financial affairs of the Company (the “Confidential Information”) are valuable, special and unique assets of the Company. The Consultant agrees that the Company’s Confidential Information will be used by the Consultant only in connection with consulting activities hereunder, and will not be used in any way for personal benefit or to the detriment of the Company. The Consultant agrees that it shall not disclose any Confidential Information to any person, firm, corporation, association or other entity, for any reason or purpose whatsoever and that disclosure of Confidential Information would cause irreparable injury to the Company. The Company shall have the right to obtain injunctive or other similar relief without the requirement of posting bond or other similar measures.

For the purposes of this Agreement, Confidential Information shall not include information that (i) is or becomes generally available to the public other than as a result of a breach of this Agreement, (ii) was known to the receiving party prior to its disclosure hereunder, (iii) becomes known or available to the receiving party on a non-confidential basis and not in contravention of applicable law from a source (other than a party hereunder) which represents that it is entitled to disclosure such Confidential Information, or (iv) is required to be disclosed by operation of law.

7.
Notices. All notices and other communications which are required or permitted hereunder shall be in writing and shall be delivered personally or sent by air courier (e.g., Federal Express) or first class certified or registered mail, postage prepaid, return receipt requested to the following address:

If to Consultant, addressed to: Victor Powers	If to the Company, addressed to: RF Industries, Ltd.

1220 Rosecrans St. #239 San Diego, CA 92106	7610 Miramar Road, Building 6000 San Diego, CA 92126

Either party may designate any other address to which notice shall be given, by giving written notice to the other of such change of address in the manner herein provided.

8.	Governing Law. This Agreement has been made in the State of California and shall be construed and governed in accordance with the laws thereof.

9.	Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the rendering of the services described herein and may not be altered or modified, except in writing and signed by the party to be charged thereby and supersedes any and all previous agreements between the parties with respect to the services.

10.
Severability. If any provision of this Agreement, or part thereof, is held to be unenforceable, the remainder of such provision of this Agreement, as the case may be, shall nevertheless remain in full force and effect.

11.
Assignment. This Agreement may not be assigned by either of the parties hereto without the prior written consent of the other party, provided, however, that such prior written consent will not be necessary in the instance where the Company is merged with and into another entity or the transfer occurs in connection with sale of substantially all of the Company’s assets.

12.
Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

13.
Headings, Interpretation of Syntax. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. All references made and pronouns used herein shall be construed in the singular or plural, and in such gender, as the sense and circumstances require.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

RF INDUSTRIES, LTD.	CONSULTANT

By___________________________	By___________________________
Howard Hill Chief Executive Officer	Victor Powers

APPENDIX A

Services provided: CFO and Assistant Secretary function
- Assist in the preparation of Monthly, Quarterly & Year End Reporting
a. Assist in the preparation of Financial Statements; Divisional Analysis & Management “Dollar Day Review" with CEO
b. Assist in the preparation of Forms 10-QSB and 10-KSB (with JH Cohn; Troy & Gould)
c. Assist in Year End Audit preparation and review…same as ‘b.’

-	Attend certain BoD Meetings and assist in preparation of minutes for Director signatures.

-	Stock and Option Plan Maintenance and Exercise Co-ordination…Employee, Brokers and Continental Stock & Transfer

-	Support to IT and HR as required

-	M&A review as required

-	Sarbanes Oxley Act of 2002 Compliance, refresh and update

-	Other Special Projects as requested by CEO